UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                _________________


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 22 April 1999
                                                       ----------------




                                        Air Products and Chemicals, Inc.
                                --------------------------------------------------
                                (Exact name of registrant as specified in charter)


                Delaware                                     1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    ---------------

Item 5.  Other Events.
-------  -------------

     The registrant reported net income of $107 million, or diluted earnings per share of 50 cents, for the second quarter ended March 31, 1999. Excluding disclosed items, net income was $113 million, or diluted earnings per share of 53 cents. This compares to last year's $121 million, or 55 cents per share. Sales of $1.3 billion were up 4 percent versus $1.2 billion last year. The following discussion excludes a disclosed item.

     In reviewing the quarter, Air Products Chairman H. A. Wagner said, "We continued our focus on productivity improvement and cost containment initiatives this quarter. This enabled us to deliver results in line with expectations despite a much slower manufacturing sector and a significant decline in our equipment business. Additionally, we continue to take steps to rationalize our cost structure."

     Industrial gas sales increased 2 percent, primarily outside of North America, while operating income declined 1 percent. Relative to last year, performance continued to be impacted by soft conditions in key markets such as electronics and metals. Consistent with productivity improvement and tight control of overhead costs, the worldwide gases operating margin improved from the prior quarter to 19.6%. Gas equity affiliate income was up significantly due to improved performance at some equity affiliates combined with favorable foreign exchange and currency effects.

     Chemicals' revenues were up 10% compared to the quarter a year ago due to the consolidation of Air Products Polymers, an emulsions joint venture with Wacker-Chemie, and other acquisitions. Operating income declined by 5%. Solid performance in a number of businesses was offset by volume and margin pressure from Asian impacts and the effects of the significant capacity expansions recently brought on-stream.

     As expected, Equipment and Services' operating income of $8 million was down compared to the quarter a year ago.

     Mr. Wagner concluded, "In the first half of our fiscal year, we faced a challenging global manufacturing environment. However, we are encouraged by some signs of recovery in electronics, metals and chemicals processing, and our employees are maintaining their focus on productivity, cost containment and asset management. As a result, we are well-positioned to deliver top-line and earnings growth as our key markets recover. On balance, we continue to expect modest earnings growth in 1999."



NOTE: The forward-looking statements contained in this document are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Important risk factors and uncertainties include the impact of worldwide economic growth; pricing of both the Company's products and raw materials such as electricity; customer demand; other factors resulting from fluctuations in interest rates and foreign currencies; the impact of competitive products and pricing; success of cost control programs; and the impact of tax and other legislation and other regulations in the jurisdictions in which the Company and its affiliates operate.



  Financial tables follow:


                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
-------------------------------------------------------------------------------
                    Three Months Ended          Six Months Ended
                        31 March                    31 March
                     1999        1998           1999         1998
-------------------------------------------------------------------------------

Sales              $1,253.3      $1,208.6     $2,527.9      $2,443.4

Net Income         $  106.9(a)   $  120.5     $  233.3(b)   $  281.0(c)

Basic Earnings
Per Share          $    .51(a)   $    .56(d)  $   1.10(b)   $   1.29(c)(d)

Diluted Earnings
Per Share          $    .50(a)   $    .55(d)  $   1.08(b)   $   1.27(c)(d)

-------------------------------------------------------------------------------

Operating Return
on Net Assets(e)                                  11.6%         11.8%

Capital
Expenditures(f)                                $ 541.3(g)   $  479.8

Depreciation       $  133.5    $  120.6       $  261.3     $   238.2
-------------------------------------------------------------------------------

(a) Includes an after-tax charge of $6.4 million, or $.03 per share primarily related to Chemicals facility closure costs. Excluding the impact of this special item, net income was $113.3 million, basic earnings per share was $.54 and diluted earnings per share was $.53.

(b) Includes an after-tax gain of $21.3 million, or $.10 per share related to the formation of Air Products Polymers, an after-tax charge of $12.9 million, or $.06 per share related to a global cost reduction plan, and an after-tax charge of $6.4 million, or $.03 per share primarily related to Chemicals facility closure costs. Excluding the impact of these special items, net income was $231.3 million, basic earnings per share was $1.09 and diluted earnings per share was $1.07.

(c) Includes an after-tax gain of $35.1 million, or $.16 per share from the sale of the Company's 50% interest in American Ref-Fuel Company and a gain of $7.6 million, or $.03 per share from a cogeneration project contract settlement. Excluding the impact of these special items, net income was $238.3 million, basic earnings per share was $1.10 and diluted earnings per share was $1.08.

(d) The earnings per share amounts for the prior year have been restated to reflect a two-for-one stock split during the third quarter of fiscal 1998.

(e) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation excludes $20.3 million in charges related to a global cost reduction plan and $10.3 million in charges primarily related to Chemicals facility closure costs.

(f) Capital expenditures include additions to plant and equipment, investments in and advances to unconsolidated affiliates, acquisitions, and capital lease additions.

(g) Excludes the Company's contribution of $121.7 million of assets to the Air Products Polymers venture.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
-------------------------------------------------------------------------------
                            Three Months Ended        Six Months Ended
                                 31 March                 31 March
                             1999       1998          1999        1998
-------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                       $1,253.3   $1,208.6      $2,527.9    $2,443.4
Other income                     4.5        4.0(a)        9.4         (.9)(a)
-------------------------------------------------------------------------------
                             1,257.8    1,212.6       2,537.3     2,442.5
-------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                  877.5      816.1(b)    1,753.1     1,647.1 (b)
Selling and
 administrative                168.3      163.1(b)      351.5       322.7 (b)
Research and development        29.3       27.0          61.0        53.3
-------------------------------------------------------------------------------
OPERATING INCOME               182.7      206.4         371.7       419.4
Income from equity affiliates,
 net of related expenses        14.1        7.9          23.9        13.6
Gain on American Ref-Fuel sale
 and contract settlements         --         --           --         75.2
Net gain on formation of
  polymer venture                (.1)        --          31.1          --
Interest expense                40.4       39.0          80.8        79.2
-------------------------------------------------------------------------------
INCOME BEFORE TAXES
AND MINORITY INTEREST          156.3      175.3         345.9       429.0
Income taxes                    45.1       54.5         105.0       147.3
Minority interest(c)             4.3         .3(a)        7.6          .7(a)
-------------------------------------------------------------------------------
NET INCOME                  $  106.9    $ 120.5      $  233.3    $  281.0
-------------------------------------------------------------------------------
BASIC EARNINGS PER
 COMMON SHARE               $    .51    $   .56      $   1.10    $   1.29
-------------------------------------------------------------------------------
DILUTED EARNINGS PER
 COMMON SHARE               $    .50    $   .55      $   1.08    $   1.27
-------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES (in millions)   211.6      215.9         211.5       217.1
-------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES (in millions) (d)      215.1      220.9         215.3       221.8
-------------------------------------------------------------------------------
DIVIDENDS DECLARED PER
 COMMON SHARE - Cash        $    .17    $   .15   $       .34     $   .30
-------------------------------------------------------------------------------

(a) The results for the three and six months ended 31 March 1998 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

(b) The results for the three and six months ended 31 March 1998 have been restated to reflect the current year presentation of distribution expense in cost of sales.

(c)  Minority interest primarily includes before-tax amounts.

(d) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars, except per share)
-------------------------------------------------------------------------------
                                               31 March        31 March
                ASSETS                           1999            1998
-------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                             $   85.5        $ 85.0
Trade receivables, less allowances for
 doubtful accounts                                 889.2         865.3
Inventories                                        432.9         407.5
Contracts in progress, less progress billings      143.0          86.1
Other current assets                               164.8         166.2
-------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                             1,715.4       1,610.1
-------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO
UNCONSOLIDATED AFFILIATES                          441.5         330.4
OTHER INVESTMENTS AND ADVANCES                      24.7          23.9
PLANT AND EQUIPMENT, at cost                     9,744.2       8,996.4
 Less - Accumulated depreciation                 4,833.1       4,460.9
-------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                         4,911.1       4,535.5
-------------------------------------------------------------------------------
GOODWILL                                           343.0         277.2
OTHER NONCURRENT ASSETS                            357.9         382.7
--------------------------------------------------------------------------------
TOTAL ASSETS                                    $7,793.6      $7,159.8
===============================================================================

    LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                       $  513.6      $  543.9
Accrued liabilities                                306.5         278.5
Accrued income taxes                                30.7          84.9
Short-term borrowings                              288.3          88.5
Current portion of long-term debt                  201.7         124.3
-------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                        1,340.8       1,120.1
-------------------------------------------------------------------------------
LONG-TERM DEBT                                   2,231.7       2,254.2
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES     590.6         492.6
DEFERRED INCOME TAXES                              730.2         674.4
-------------------------------------------------------------------------------
TOTAL LIABILITIES                                4,893.3       4,541.3
-------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES         124.3          17.8
-------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Common stock, par value $1 per share               249.5         124.7
Capital in excess of par value                     335.2         453.4
Retained earnings                                3,561.3       3,206.4
Accumulated other comprehensive income            (283.7)       (258.1)
Treasury stock, at cost                           (681.7)       (492.0)
Shares in trust                                   (404.6)       (433.7)
-------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                       2,776.0       2,600.7
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $7,793.6      $7,159.8
===============================================================================


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
                                   (Unaudited)

(Millions of dollars)
-------------------------------------------------------------------------------
                                  Three Months Ended        Six Months Ended
                                       31 March                 31 March
                                   1999       1998           1999        1998
-------------------------------------------------------------------------------
NET INCOME                       $  106.9     $ 120.5       $ 233.3    $ 281.0
-------------------------------------------------------------------------------
OTHER COMPREHENSIVE INCOME,
 net of tax
  Foreign currency
   translation adjustments          (80.6)      (47.9)        (56.3)    (80.7)

  Unrealized gains on
   investments:
    Unrealized holding gains
      arising during the period        .2         4.1           4.1       1.7
    Less:  reclassification
      adjustment for gains
      included in net income           --          --            --        --
  Net unrealized gains on
   investments                         .2         4.1           4.1       1.7

-------------------------------------------------------------------------------
TOTAL OTHER COMPREHENSIVE
  INCOME                             (80.4)     (43.8)        (52.2)    (79.0)
-------------------------------------------------------------------------------
COMPREHENSIVE INCOME              $   26.5    $  76.7       $ 181.1   $ 202.0
===============================================================================

                                       8


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                             CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
-------------------------------------------------------------------------------
                                                           Six Months Ended
                                                              31 March
                                                          1999          1998
-------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net Income                                                $233.3     $281.0
   Adjustments to reconcile income to cash
     provided by operating activities:
     Depreciation                                          261.3      238.2
     Deferred income taxes                                  31.9       37.6
     Ref-Fuel divestiture deferred income taxes                --     (80.3)
     Gain on formation of polymer venture                  (31.1)        --
     Undistributed (earnings) of unconsolidated
      affiliates                                            (4.6)      15.9
     Loss (gain) on sale of assets and investments           1.6      (83.7)
     Other                                                  68.0       65.1
     Working capital changes that provided (used)
       cash, net of effects of
       acquisitions:
       Trade receivables                                   (18.7)       9.7
       Other receivables                                    43.2       34.0
       Inventories and contracts in progress               (40.2)      18.6
       Payables, trade and other                            45.7      (66.9)
       Accrued liabilities                                 (31.2)     (48.8)
       Accrued income taxes                                 (2.4)      89.0
       Other                                                (5.1)     (10.9)
     Cash (used for) discontinued operations                (2.0)      (3.4)
-------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                      549.7      495.1
-------------------------------------------------------------------------------
INVESTING ACTIVITIES
Additions to plant and equipment                          (450.9)    (332.7)
Acquisitions, less cash acquired                           (22.4)    (125.0)
Investment in and advances to unconsolidated
 affiliates                                                (66.0)     (10.0)
Proceeds from sale of assets and investments                31.3      285.9
Other                                                       19.8      (13.8)
-------------------------------------------------------------------------------
CASH (USED FOR) INVESTING ACTIVITIES                      (488.2)    (195.6)
-------------------------------------------------------------------------------
FINANCING ACTIVITIES
Long-term debt proceeds                                     51.5       52.2
Payments on long-term debt                                 (31.7)     (54.0)
Net increase in commercial paper                            11.4       10.2
Net increase (decrease) in other short-term borrowings       9.2      (15.1)
Dividends paid to shareholders                             (71.9)     (65.4)
Purchase of Treasury Stock                                 (24.6)    (200.0)
Other                                                       19.6        7.1
-------------------------------------------------------------------------------
CASH (USED FOR) FINANCING ACTIVITIES                       (36.5)    (265.0)
-------------------------------------------------------------------------------
Effect of Exchange Rate Changes on Cash                     (1.0)      (2.0)
-------------------------------------------------------------------------------
Increase in Cash and Cash Items                             24.0       32.5
Cash and Cash Items - Beginning of Year                     61.5       52.5
-------------------------------------------------------------------------------
Cash and Cash Items - End of Period                        $85.5      $85.0
===============================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The results for the three and six months ended 31 March 1999 include a charge of $10.3 million ($6.4 million after-tax or $.03 per share) primarily related to Chemicals facility closure costs.

The results for the six months ended 31 March 1999 include a net gain of $31.1 million ($21.3 million after-tax or $.10 per share) related to the formation of Air Products Polymers (a 65% majority owned venture with Wacker-Chemie). The gain was partially offset by costs related to an emulsions facility shutdown not included in the joint venture and for costs related to indemnities provided by Air Products to the venture.

On 21 December 1998, the Company committed to a global cost reduction plan. The plan results in a staffing reduction of 206 employees in the areas of manufacturing, distribution, and overhead. The plan will be completed by 31 December 1999. $20.3 million ($12.9 million after-tax or $.06 per share) related to employee termination benefits was charged to expense in the first fiscal quarter of which $10.3 million has been incurred and the balance is included in accrued liabilities. The charges to cost of sales, selling and administrative and research and development were $9.9 million, $9.3 million and $1.1 million, respectively.

In December 1997, the Company sold its 50% interest in American Ref-Fuel Company, its former waste-to-energy joint venture with Browning-Ferris Industries, Inc.(BFI), to Duke Energy Power Services and United American Energy Corporation. This transaction provided for the sale of Air Products' interest in American Ref-Fuel's five waste-to-energy facilities for $237 million, and the assumption of various parental support agreements by Duke Energy Capital Corporation, the parent company of Duke Energy Power Services. The income statement for the six months ended 31 March 1998 includes a gain of $62.6 million from this sale, ($35.1 million after-tax or $.16 per share).

The results for the six months ended 31 March 1998 also include a gain of $12.6 million from a cogeneration project contract settlement($7.6 million after-tax or $.03 per share).


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------
                         Three Months Ended       Six Months Ended
                               31 March               31 March
                            1999      1998        1999         1998
------------------------------------------------------------------------------
Sales:
   Industrial Gases     $  727.0    $  715.3    $1,467.8    $1,442.3
   Chemicals               416.9       378.4       818.7       759.3
   Equipment/Services      109.4       114.9       241.4       241.8
   Corporate/Other            --          --          --          --
------------------------------------------------------------------------------
      CONSOLIDATED      $1,253.3    $1,208.6    $2,527.9    $2,443.4
------------------------------------------------------------------------------
Operating Income:
   Industrial Gases     $  142.6    $  144.7    $  264.8 (b)$  291.9
   Chemicals                44.2(a)     57.6        96.8(a)(b) 126.0
   Equipment/Services        8.2        17.4        37.0 (b)    30.0
   Corporate/Other         (12.3)      (13.3)(c)   (26.9)(b)   (28.5)(c)
------------------------------------------------------------------------------
      CONSOLIDATED      $  182.7    $  206.4    $  371.7    $  419.4
------------------------------------------------------------------------------
Equity Affiliates' Income:
   Industrial Gases       $  7.2    $    2.8      $ 13.3    $    3.2
   Chemicals                 3.4          .4         5.5          .4
   Equipment/Services        3.6         3.9         4.7         8.3
   Corporate/Other           (.1)         .8          .4         1.7
------------------------------------------------------------------------------
      CONSOLIDATED        $ 14.1    $    7.9      $ 23.9    $   13.6
------------------------------------------------------------------------------

Operating Return on Net Assets:(d)
   Industrial Gases                                 11.1%      11.8%
   Chemicals                                        15.2       17.9
   Equipment/Services                               30.8       13.9
   Corporate/Other                                   N/A        N/A
------------------------------------------------------------------------------
      CONSOLIDATED                                  11.6%      11.8%
------------------------------------------------------------------------------

(a) The results for the three and six months ended 31 March 1999 include a charge of $10.3 million primarily related to Chemicals facility closure costs.

(b) The results for the six months ended 31 March 1999 include the cost reduction charge in Industrial Gases ($16.3 million), Chemicals
     ($1.6 million), Equipment/Services ($1.9 million), and Corporate/Other ($.5 million).

(c) The results for the three and six months ended 31 March 1998 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

(d) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation excludes $20.3 million in charges related to a global cost reduction plan and $10.3 million in charges primarily related to Chemicals facility closure costs.


                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)

(Millions of dollars)
------------------------------------------------------------------------------
                          Three Months Ended      Six Months Ended
                               31 March               31 March
                            1999      1998         1999      1998
------------------------------------------------------------------------------
Sales:
   United States        $  801.8   $  836.7     $1,609.7    $1,712.7
   Europe                  388.6      315.7        787.9       615.1
   Canada/Latin America     45.2       52.4        103.2       103.7
   Other                    17.7        3.8         27.1        11.9
------------------------------------------------------------------------------
      CONSOLIDATED      $1,253.3   $1,208.6     $2,527.9    $2,443.4
------------------------------------------------------------------------------

Operating Income:
   United States        $  126.7(a)$  158.8 (c) $ 262.7(a)(b)$ 328.0 (c)
   Europe                   51.4       45.7 (c)    99.7 (b)     86.9 (c)
   Canada/Latin America      5.3        3.3 (c)    10.7          6.8 (c)
   Other                     (.7)      (1.4)(c)    (1.4)        (2.3)(c)
------------------------------------------------------------------------------
      CONSOLIDATED      $  182.7   $  206.4     $ 371.7      $ 419.4
------------------------------------------------------------------------------

Equity Affiliates' Income:
   United States        $    5.0   $    4.2     $   6.9      $   9.7
   Europe                    3.5        2.3         6.4          5.0
   Canada/Latin America      4.4        2.7         8.9          5.6
   Other                     1.2       (1.3)        1.7         (6.7)
------------------------------------------------------------------------------
      CONSOLIDATED      $   14.1   $    7.9     $  23.9      $  13.6
------------------------------------------------------------------------------

(a) The results for the three and six months ended 31 March 1999 include a charge of $10.3 million primarily related to Chemicals facility closure costs.

(b) The results for the six months ended 31 March 1999 include the cost reduction charge in the United States ($10.5 million) and Europe ($9.8 million).

(c) The results for the three and six months ended 31 March 1998 have been restated to reflect the current year presentation of minority interest in a separate line item between income taxes and net income.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Air Products and Chemicals, Inc.
                                     --------------------------------
                                              (Registrant)




Dated: 22 April 1999                 By:     /s/ Leo J. Daley
                                         -------------------------------------
                                              Leo J. Daley
                                              Vice President - Finance
                                              (Chief Financial Officer)